Exhibit 99.3

ACNIELSEN eRATINGS.COM

AUDITED FINANCIAL STATEMENTS
for the Year Ended December 31, 2000 and the
Period from September 22, 1999
(Date of Inception) to December 31, 1999

STATEMENT FROM NETRATINGS REGARDING ARTHUR ANDERSEN LLP

The audited financial statements of ACNielsen eRatings.com Inc. for the year ended December 31, 2000 and the period from September 22, 1999 (date of inception) to December 31, 1999 (the “Audited Financial Statements”), were audited by Arthur Andersen LLP. NetRatings is unable to obtain the consent of Arthur Andersen LLP to include with the Audited Financial Statements in this Current Report on Form 8-K. As permitted by the Securities and Exchange Commission under Release 33-8070 effective as of March 31, 2002, NetRatings has included the last available manually signed report of Arthur Andersen LLP (the “Last Available Report) with the Audited Financial Statements filed herewith. The Last Available Report was filed by NetRatings as part of its Registration Statement on Form S-4 filed with the SEC on November 21, 2001. The Last Available Report and the Audited Financial Statements are attached herewith in their entirety and without alteration.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To ACNielsen eRatings.com:

We have audited the accompanying balance sheets of ACNielsen eRatings.com (a Delaware corporation) as of December 31, 2000 and 1999, and the related statements of operations, shareholders’ equity and cash flows for the year ended December 31, 2000 and for the period from September 22, 1999 (date of inception) through December 31, 1999. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ACNielsen eRatings.com as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the year ended December 31, 2000 and for the period from September 22, 1999 through December 31, 1999, in conformity with accounting principles generally accepted in the United States.

/s/ ARTHUR ANDERSEN LLP

Stamford, Connecticut
October 26, 2001

ACNIELSEN eRATINGS.COM

BALANCE SHEETS
(Amounts in thousands)

	December 31, 2000	December 31, 1999
ASSETS
Current Assets
Cash	$1,165	$—
Related Party Receivable	672	—
Accounts Receivable—Net of $65 reserve	1,505	—
Deferred Licensing Fee	1,684	375
Other Current Assets	1,244	87

Total Current Assets	6,270	462

Investments	382	—

Property, Plant and Equipment-Net	1,881	20

Other Assets
Computer Software	1,121	—
Deferred Charges	427	533
Goodwill	2,017	—

Total Other Assets	3,565	533

Total Assets	$12,098	$1,015

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts Payable	$6,330	$—
Related Party Payable	167	375
Accrued Liabilities	3,239	259

Total Current Liabilities	9,736	634

Total Liabilities	9,736	634

Shareholders’ Equity
Convertible Preferred Stock-par value $.001 per share, authorized—2,000,000 shares; issued—1 share	1	1
Common Stock-par value $.0001 per share, authorized-200,000,000 shares; issued—19,900,000 shares	2	2
Additional Paid-in Capital	24,812	1,034
Accumulated Deficit	(23,746)	(657)
Accumulated Other Comprehensive Income:
Cumulative Translation Adjustment	1,293	1

Total Shareholders’ Equity	2,362	381

Total Liabilities and Shareholders’ Equity	$12,098	$1,015

ACNIELSEN eRATINGS.COM

STATEMENTS OF OPERATIONS
(Amounts in thousands)

	December 31, 2000	December 31, 1999
Operating Revenue	$2,241	$—
Revenue from Joint Ventures	616	—

Total Revenue	2,857	—
Operating Costs	12,577	641
Selling and Administrative Expenses	10,854	—
Depreciation and Amortization	759	16

Total Costs and Expenses	24,190	657

Operating Loss	(21,333)	(657)

Equity losses in investments	(1,756)	—

Net Loss	$(23,089)	$(657)

ACNIELSEN eRATINGS.COM

STATEMENTS OF SHAREHOLDERS’ EQUITY
(Amounts in thousands)

	Preferred Stock	Common Stock	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Shareholders’ Equity
Issuance of preferred and common stock on September 22, 1999	$1	$2	$—	$—	$—	$3
Net Loss				(657)		(657)
Funding Activity			1,034			1,034
Comprehensive Income
Cumulative Translation Adjustment					1	1

Balance, December 31, 1999	1	2	1,034	(657)	1	381
Net Loss				(23,089)		(23,089)
Funding Activity			23,778			23,778
Comprehensive Income:
Cumulative Translation Adjustment					1,292	1,292

Balance, December 31, 2000	$1	$2	$24,812	$(23,746)	$1,293	$2,362

ACNIELSEN eRATINGS.COM

STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	Year Ended December 31, 2000	Period From September 22 through December 31, 1999
Cash Flows from Operating Activities
Net Loss	$(23,089)	$(657)
Adjustments to reconcile net loss to cash flows used in operating activities:
Depreciation and Amortization	759	16
Equity losses in investments	1,756	—
Changes in assets and liabilities:
Increase in Receivables	(2,177)	—
Increase in Deferred Licensing Fee	(1,309)	(375)
Increase in Other Current Assets	(1,157)	(87)
Increased in Deferred Charges	—	(549)
Increase in Payables	6,122	375
Increase in Accrued Liabilities	2,980	259

Net cash used in operating activities	(16,115)	(1,018)

Cash Flows from Investing Activities
Investments in joint ventures	(3,384)	—
Additions to Property, Plant and Equipment	(2,092)	(20)
Additions to Computer Software	(1,311)	—

Net cash used in investing activities	(6,787)	(20)

Cash Flows from Financing Activities
Proceeds from the Sale of Convertible Preferred Stock	—	1
Proceeds from the Sale of Common Stock	—	2
Funding from shareholders	23,778	1,034

Net cash provided by financing activities	23,778	1,037

Effect of Exchange Rate Changes on Cash	289	1

Increase in Cash	1,165	—
Cash, Beginning of period	—	—

Cash, End of period	$1,165	$—

The accompanying notes are an integral part of these financial statements.

ACNIELSEN eRATINGS.COM

NOTES TO FINANCIAL STATEMENTS FOR YEAR
Ended December 31, 2000 and
for the Period from September 22, 1999  (Date of Inception) to December 31, 1999

1.    DESCRIPTION OF THE BUSINESS

ACNielsen eRatings.com (the “Company” or “eRatings”), a Delaware corporation, was formed as a joint venture on September 22, 1999, to develop and maintain audience measurement panels and to market Nielsen//NetRatings products and services in international markets outside of the United States, Canada and Japan. Separate joint ventures have been established to develop the French and Latin American markets. The Company is operated through a corporation, ACNielsen eRatings.com in which ACNielsen Corporation (“ACNielsen”) has an 80.1% voting interest and NetRatings has a 19.9% voting interest.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the branches outside the United States reflect a fiscal year ending November 30 to facilitate timely reporting of the Company’s financial results.

Cash and Cash Equivalents

The Company considers all investments that are highly liquid and mature within 90 days of the purchase date to be cash equivalents.

Property, Plant and Equipment

Computer equipment, furniture and fixtures are depreciated using the straight-line method and estimated useful lives of three to ten years. Leasehold improvements are amortized on a straight-line basis over ten years.

Computer Software

Computer software consists exclusively of purchased software and is amortized using the straight-line method over three years.

Goodwill and Other Long-Lived Assets

Goodwill represents the excess purchase price over the fair value of identifiable net assets of investments in joint ventures and is amortized on a straight-line basis over seven years. Goodwill, other long-lived assets and certain identifiable intangibles are reviewed for impairment

ACNIELSEN eRATINGS.COM

NOTES TO FINANCIAL STATEMENTS—(Continued)

whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment loss is recognized when the sum of undiscounted expected future cash flows is less than the carrying amount of such assets. The measurement for such impairment loss is based on the fair value of the assets.

Revenue

The Company recognizes 100% of revenue from services that it sells to customers inside of its specified territory, defined as international markets outside of the United States, Canada, Japan, France and Latin America.

The Company recognizes revenue for 50% of services sold by joint venture partners to customers in the United States/Canada (NetRatings), Japan (NetRatings Japan), France (Mediametrie eRatings.com) and Latin America (IBOPE eRatings.com) based on data from panels owned by the Company.

The Company recognizes revenue for 35% of NetRatings’ sales of Canadian and United States panel information from a named list of clients in their territory.

The Company recognizes revenue for 32.55% of NetRatings Japan’s sales of Japanese panel information from a named list of clients in their territory.

If the Company or the joint venture partners sell services based on data from a combination of sources located both inside and outside of the Company’s territories, the allocation of revenue is determined by an operating committee consisting of two representatives of each company, with any decisions requiring a unanimous vote of those present, which must include at least one representative of each company.

The Company recognizes revenue ratably over the term of the contract. Revenue recognition commences in the month service is initially delivered to the client. Contract terms are generally for a one-year period from the time the service is delivered to the client.

Investments

Investments over which the Company has significant influence but which it does not control are accounted for using the equity method of accounting with the investment recorded in investments and income and losses recorded in equity losses in investments in the accompanying financial statements.

Translation of Foreign Currencies

The Company has operations outside the United States. Therefore, changes in the value of foreign currencies affect the Company’s financial statements when translated into U.S. dollars. For all operations outside the United States where the Company has designated the local currency as the functional currency, assets and liabilities are translated using end-of-period exchange rates;

ACNIELSEN eRATINGS.COM

NOTES TO FINANCIAL STATEMENTS—(Continued)

revenue and expenses are translated using average rates of exchange. Resulting translation adjustments are reported as a separate component of comprehensive income in the statements of shareholders’ equity.

Comprehensive Income

The Company has adopted Statement of Financial Accounting Standards (“SFAS”) No. 130, “Reporting Comprehensive Income,” which requires companies to report all changes in equity during a period, except those resulting from investment by owners and distribution by owners, in a financial statement for the period in which they are recognized. The Company has chosen to disclose comprehensive income, which consists of net loss and currency translation adjustments, in the statements of shareholders’ equity.

Taxes

The Company is included in the consolidated income tax returns of ACNielsen. There is no tax allocation agreement between NetRatings and ACNielsen or between ACNielsen and eRatings. Therefore, there is no obligation for ACNielsen to reimburse NetRatings for the benefit of its tax losses incurred in 2000 and 1999. Conversely, if the Company should have taxable profits in the future, the tax on those profits is the responsibility of ACNielsen and there is no obligation for NetRatings to reimburse ACNielsen for those taxes paid.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses and the disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

New Accounting Pronouncements

In June 1998, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.” This statement requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. The adoption of this statement did not have an effect on the Company’s financial position, results of operations or cash flows as the Company had no stand-alone or embedded derivatives at December 31, 2000 and 1999, and had not historically entered into any derivative transactions to hedge currency or other exposures.

In July 2001, the FASB issued SFAS No. 141, “Business Combinations.” SFAS No. 141 requires the purchase method of accounting for business combinations initiated after June 30, 2001 and eliminates the pooling-of-interests method. The Company believes that the adoption of SFAS No. 141 will not have a significant impact on its financial statements.

ACNIELSEN eRATINGS.COM

NOTES TO FINANCIAL STATEMENTS—(Continued)

In July 2001, the FASB issued SFAS No. 142, “Goodwill and Other Intangible Assets,” which is effective for fiscal years beginning after December 15, 2001. SFAS No. 142 requires, among other things, the discontinuance of goodwill amortization. In addition, the standard includes provisions upon adoption for the reclassification of certain existing recognized intangibles as goodwill, reassessment of the useful lives of existing recognized intangibles, reclassification of certain intangibles out of previously reported goodwill and the testing for impairment of existing goodwill and other intangibles. The Company will no longer be allowed to amortize its existing goodwill.

3.    CAPITAL CONTRIBUTIONS

The Company was initially capitalized through contributions of $1,990 by NetRatings for the purchase of common stock and $1,000 by ACNielsen for the purchase of convertible preferred stock. To complete the initial capitalization of the Company, ACNielsen agreed to contribute cash to fund the initial roll-out costs, consisting of the costs incurred to establish Internet audience measurement panels in each of the countries initially targeted by the Company, and NetRatings granted an exclusive license with respect to the data collection technology for the covered territory, subject to specified performance criteria. The convertible preferred stock initially purchased by ACNielsen, together with any additional convertible preferred stock purchased as part of the funding of the initial panel roll-out costs, will continue to have an 80.1% voting interest and be convertible into 80.1% of the common stock of the Company. All convertible preferred stock issued by the Company will have a liquidation preference equal to the original purchase price.

A shareholders agreement has been established between ACNielsen and NetRatings, setting forth procedures for funding the ongoing operations of the Company. Apart from the initial panel rollout costs, the capital requirements of the Company will be the responsibility of both shareholders in proportion to their relative voting interests in the Company. Prior to September 23, 2001, however, ACNielsen has agreed to advance these capital requirements by purchasing additional stock, making loans to the Company bearing interest at the prime rate, or arranging loans from third parties. Subsequent to September 23, 2001, the Company must repay any such loans from ACNielsen, and NetRatings must reimburse ACNielsen for their pro rata portion of any such stock purchases, after which the additional stock issued to ACNielsen will be retired.

After the funding of the initial panel roll-out costs, beginning September 23, 2001, the Board of Directors of the Company may make capital calls on the outstanding shares, acting in its sole discretion. If, after a capital call, either ACNielsen and NetRatings defaults on its capital contribution, the Company will issue to the non-defaulting shareholder shares of a senior class of convertible preferred stock having a value equal to the defaulting shareholder’s capital contribution. Beginning September 23, 2002, NetRatings has the right to require a capital call if it can demonstrate that such capital is necessary in order for the Company to exploit commercial opportunities that would be in the best interests of the shareholders. Such a capital call is subject to the default provisions described above, except that if these provisions would result in ACNielsen having insufficient equity ownership to include the Company in its consolidated tax

ACNIELSEN eRATINGS.COM

NOTES TO FINANCIAL STATEMENTS—(Continued)

returns during 2003 or 2004, then ACNielsen can require that NetRatings receive convertible debt securities in lieu of the senior class of convertible preferred stock.

4.    INVESTMENTS

During 2000, the Company and NetRatings established a joint venture in France (Mediametrie eRatings.com), to build and maintain a French audience measurement panel and introduce products and services to the French market. The Company purchased a 20% interest in Mediametrie eRatings.com for $9,500.

During 2000, the Company purchased an equity share in NetRatings Japan equivalent to 21.25% of the ownership interest in the business for approximately $3,300,000. NetRatings Japan is responsible for building and maintaining a Japanese audience measurement panel and introducing our products and services to the Japanese market. At the date of purchase, the carrying amount of the NetRatings Japan venture investment exceeded the Company’s equity in the underlying net assets by approximately $2,243,000. The Company is amortizing this goodwill over a seven-year period. For the year ended December 31, 2000, the Company recorded $226,000 of goodwill amortization, which also represented the total accumulated amortization as of December 31, 2000.

During 2000, the Company, IBOPE Latinamericana S.A. and IBOPE Pesquisa de Midia Ltda. (“IBOPE eRatings.com”) established a joint venture in Latin America. The Company gave IBOPE Latinamericana S.A. and IBOPE Pesquisa de Midia Ltda. the right to use eRatings software indefinitely in Latin America for a 48% interest in IBOPE eRatings.com. IBOPE eRatings.com is responsible for building and maintaining Latin American audience measurement panels and introducing products and services to the Latin American market.

The Company’s investments in joint ventures accounted for under the equity method consisted of the following as of December 31, 2000:

	Percentage Ownership	Carrying Amount
NetRatings Japan	21.25%	$381,944
MediaMetrie eRatings.com(1)	20.00	—
IBOPE eRatings.com(1)(2)	48.00	—

		$381,944

(1)
As of December 31, 2000, the Company’s share of losses exceeded its capital contributions and initial investment for MediaMetrie eRatings.com and IBOPE eRatings.com by $59,907 and $10,761, respectively. The Company’s intention is to continue to fund these investments, therefore, the Company continues to report its share of the losses. These excess loss amounts are included in accrued liabilities in the accompanying balance sheet.

(2)	Subsequent to December 31, 2000 the Company obtained an additional 1% interest in IBOPE.

ACNIELSEN eRATINGS.COM

NOTES TO FINANCIAL STATEMENTS—(Continued)

Summarized unaudited financial information for all equity affiliates is as follows:

December 31, 2000
Current Assets	$1,989,908
Non-Current Assets	1,356,107
Current Liabilities	4,477,945
Non-Current Liabilities	236

For the Year Ended December 31, 2000
Revenues	$2,583,622
Net loss	(6,790,812)

5.    RELATED PARTY TRANSACTIONS

ACNielsen has agreed to permit the Company to use the ACNielsen trademark free of charge as long as the joint venture agreement remains in effect. The Company has entered into service agreements with ACNielsen to provide back office services such as treasury, legal, tax, finance, corporate management and support to the Company at the local country level. The agreements provide for ACNielsen to be reimbursed for all expenses incurred on the Company’s behalf. Costs paid to ACNielsen for these services of approximately $827,000 and $0 are included in operating costs on the statements of operations for the year ended December 31, 2000 and for the period from September 22, 1999 to December 31, 1999.

During 2000, certain legal and other professional costs resulting from the Company’s investments in joint investments were paid by ACNielsen. These costs were approximately $770,000 and were recorded by the Company as a capital contribution from ACNielsen.

The Company, during the five-year period which commenced on September 22, 1999, will pay to NetRatings a fee of 10% of its revenues, subject to a minimum fee of $7,500,000 and a maximum fee of $15,000,000 for such five-year period. This payment is a licensing fee for use of NetRatings software by the Company. eRatings is required to make a cash payment of $375,000 per quarter. The difference between the cash payment and 10% of the revenues is classified as a deferred licensing fee on the balance sheet as of December 31, 2000 and 1999. For the year ended December 31, 2000 and for the period from September 22, 1999 to December 31, 1999, approximately $191,000 and $0 of expense related to this licensing agreement was recorded and is included in operating costs on the statements of operations.

NetRatings provides eRatings engineering support for their data center, marketing and software development. Fees related to these services are billed on a quarterly basis and $1,725,000 and $0, respectively, was charged to eRatings for the year ended December 31, 2000 and for the

ACNIELSEN eRATINGS.COM

NOTES TO FINANCIAL STATEMENTS—(Continued)

period from September 22, 1999 to December 31, 1999 and is included in operating costs on the statements of operations.

The Company’s employees are also covered under ACNielsen’s defined benefit and defined contribution plans. For the year ended December 31, 2000 and for the period from September 22, 1999 to December 31, 1999, approximately $26,000 and $0 was charged to the Company in connection with these plans and was fully reimbursed to ACNielsen and is included in operating costs on the statements of operations.

The Company reflected the following amounts on its balance sheets:
	2000	1999
Receivable from:
NetRatings, Inc.	$437,145	$—
MediaMetrie eRatings.com	147,778	—
NetRatings Japan	12,850	—
IBOPE eRatings.com	74,570	—

	$672,343	$—

Payable to:
NetRatings, Inc.	$98,000	$375,000
MediaMetrie eRatings.com	36,000	—
NetRatings Japan	33,000	—
IBOPE eRatings.com	—	—

	$167,000	$375,000

6.    PROPERTY, PLANT AND EQUIPMENT

A summary of property, plant and equipment is as follows at December 31:

	2000	1999
Computer equipment	$1,978,354	$20,200
Furniture and fixtures	59,250	—
Leasehold improvements	48,015	—
Other	26,340	—

	2,111,959	20,200
Less—Accumulated depreciation/ amortization	(230,500)	(200)

	$1,881,459	$20,000

Depreciation expense for the year ended December 31, 2000 and for the period from September 22, 1999 to December 31, 1999, was $230,300 and $200, respectively.

7.    EMPLOYEE STOCK AND RELATED PLANS

During 2000, the Company adopted a stock incentive plan, which reserved 10,000,000 shares of eRatings common stock for issuance to key employees. Under this stock incentive plan, 6,120,000 shares of common stock were available for future grants as of December 31, 2000. The plan provides that shares granted come from the Company’s authorized but unissued

ACNIELSEN eRATINGS.COM

NOTES TO FINANCIAL STATEMENTS—(Continued)

common stock or treasury stock. The price of options granted pursuant to these plans will not be less than the fair market value of the shares on the date of grant. The eRatings options have a term of ten years and vest 50% one year after grant and 25% in years two and three after grant.

The Company has adopted the disclosure-only provisions of SFAS No. 123, “Accounting for Stock-Based Compensation.” Accordingly, no compensation expense has been recognized for the Company’s stock incentive plans.

The fair value of each eRatings option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:

2000
Expected dividend yield	—
Expected stock price volatility	35%
Risk-free interest rate	6.09%
Expected holding period of options	4.0 years

The weighted average fair value of eRatings options granted during 2000 was $1.

The following is a summary of stock option activity and number of shares reserved for outstanding options:

	Shares	Average Option Price Per Share
Options outstanding at December 31, 1999	—	$—
Granted	4,030,000	1
Exercised	—	1
Canceled or expired	(150,000)	1

Options outstanding at December 31, 2000	3,880,000	$1

The following is a summary of shares exercisable, average remaining life and average option price per share of options outstanding at December 31, 2000:

	Shares Outstanding			Shares Exercisable
	Number of Shares	Average Option Price Per Share	Average Remaining Life	Number of Shares	Average Option Price Per Share
Options outstanding at December 31, 2000	3,880,000	$1	9.2 years	—	$1

8.    SUBSEQUENT EVENT

On October 26, 2001,NetRatings Inc. announced that it would issue $16,400,000 of stock to acquire the 80.1% stake of the Company that is currently owned by ACNielsen.